Exhibit 4.11

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December 21, 2012 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is entered into by and among ARMSTRONG ENERGY, INC., EACH OF THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES HERETO AS A DEBTOR AND EACH OF THE OTHER PERSONS WHICH BECOME DEBTORS HEREUNDER FROM TIME TO TIME (each a “Debtor” and collectively, the “Debtors”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement, defined below);

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 1 hereof); and

WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among Armstrong Energy, Inc. (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (the “Guarantors”), the Administrative Agent and the Lenders have agreed to make certain loans to the Borrower; and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make loans under the Credit Agreement is subject to the condition, among others, that the Loan Parties secure the Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Rules of Construction; Defined Terms.

(a) The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”):

(b) “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

(i) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, As-Extracted Collateral (including As-Extracted Collateral from the Debtor’s present and future operations regardless of whether such interests are presently owned or hereafter acquired by the Debtor), Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);

(ii) to the extent, if any, not included in clause (i) above, the Debtor’s present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, transportation, provision or disposition of any coal or other minerals by the Debtor, or any one or more of its agents, representatives, successors, or assigns, to any purchaser or acquirer thereof, and all products, replacements, and proceeds thereof (including without limitation all coal sales contracts) and (B) relating to the mining, drilling or recovery of any mineral reserves for the benefit of or on behalf of the Debtor or any of its agents, representatives, successors, or assigns (including without limitation all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including all insurance proceeds) of and any Accessions to any of the foregoing;

(iii) to the extent, if any, not included in clauses (i) and (ii) above, all coal and other minerals severed or extracted from the ground (specifically including all As-Extracted Collateral of the Debtor and all severed or extracted coal purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless whether or not the Debtor had an interest in the coal or other minerals before extraction or severance;

(iv) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(v) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; provided that the “Collateral” shall not include any Excluded Property.

(c) “Receivables” means all of the Collateral, except Equipment, Inventory and Fixtures.

(d) “Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of the Debtors to the Administrative Agent, the Lenders, or any provider of any Lender Provided Interest Rate Hedge or any provider of any Other Lender Provided Financial Services Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of the Debtors to the Administrative Agent, the Lenders, or any obligation in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, now existing or hereafter incurred under the Credit Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtors or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of the Debtors with respect to any one or more Letters of Credit issued by Administrative Agent; (iii) all indebtedness, loans, obligations, expenses and liabilities of the Debtors to the Administrative Agent or any of the Lenders, or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.

2. As security for the due and punctual payment and performance of the Secured Obligations in full each Debtor hereby agrees that the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, a continuing prior lien on and security interest under the Code in and to the Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of the Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (ii) the perfection of a valid and enforceable priority security interest therein under the Code cannot be accomplished either by the Administrative Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating a valid and perfected priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.

3. Each Debtor represents and warrants to the Administrative Agent and the Lenders that (a) the Debtors have good and marketable title to the Collateral, except where the failure to do so would not have a material adverse effect on the Debtors (b) except for the security interest granted to and created (i) in favor of the Administrative Agent for the benefit of itself and the Lenders hereunder, and (ii) under the Permitted Liens, all the Collateral is free and clear of any Lien, (c) the Debtors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account is genuine and enforceable in accordance with its terms and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account Debtors or the services will have been performed for the respective account Debtors (or for those on behalf of whom the account Debtors are obligated on the Accounts), and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account Debtor or otherwise, except such items arising in the ordinary course of business that do not result in a Material Adverse Change, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Debtor is as set forth on Schedule A hereto, (h) the address (including county and state) of each mining operation of such Debtor is set forth on Schedule A hereto. Each Debtor also represents and warrants that it has provided the Administrative Agent with a real estate description sufficient to enable the Administrative Agent to record a financing statement in the county records sufficient to perfect a security interest in all As-Extracted Collateral arising from such Debtor’s mining activities. Further, such Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of itself, the Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, in the Collateral, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (ii) the security interests granted hereunder in favor of the Administrative Agent, for the benefit of itself, the Lenders hereunder and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, will constitute a prior security interest (subject only to Permitted Liens) as to the Collateral, and will be perfected, to the extent such liens and security interests can be perfected under the Code by filing financing statements (A) with respect to the Collateral (other than As-Extracted Collateral) of such Debtor, upon the proper filing of the financing statements in the jurisdiction of the state of formation of such Debtor as indicated on Schedule A hereto, and (B) with respect to the As-Extracted Collateral of such Debtor, upon the proper filing of the financing statements in the county’s real estate records in the county identified on Schedule A hereto as the location of “Locations of Real Property” with respect to such Debtor.

4. (a) Each Debtor will faithfully preserve and protect the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens; and (b) will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, upon the occurrence of an Event of Default that has not been waived, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor’s name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5. Except as each Debtor may be permitted under the Credit Agreement, including, without limitation, actions taken by such Debtor with respect to a Permitted Joint Venture, each Debtor covenants and agrees that:

(a) it will defend the Administrative Agent’s and the Lenders’ right, title and lien on and security interest in and to the Collateral and the Proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent, or pursuant to a Permitted Lien;

(b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c) [Reserved];

(d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement;

(e) it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, except Collateral in transit or that is temporarily stored or located off-site in the ordinary course of business, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Administrative Agent prior notice and taken any action necessary to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Administrative Agent upon the Administrative Agent’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon the Debtor’s receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Administrative Agent’s Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments evidencing the Administrative Agent’s control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral;

(f) it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an authorized officer of such Debtor;

(g) it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Administrative Agent;

(h) it will not change its name without providing thirty (30) days prior written notice to the Administrative Agent;

(i) it shall, except as permitted by Section 8.2.6 or Section 8.2.7 of the Credit Agreement, preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not a Debtor, or (ii) sell all or substantially all of its assets;

(j) if such Debtor shall at any time acquire a commercial tort claim with a value in excess of $250,000, as defined in the Code, the Debtor shall immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto;

(k) it hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Administrative Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction; and

(l) it shall at any time and from time to time take such steps as are necessary to ensure the continued perfection of the Administrative Agent’s and the Lenders’ security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s and the Lenders’ rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.

7. (a) The Administrative Agent hereby disclaims any representation or warranty to the other Lenders concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

(b) The Administrative Agent shall apply the net proceeds of any action taken by it, after deducting all reasonable costs and expenses of every kind incurred in connection with or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Administrative or the rights of the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in the Indenture, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Debtor.

8. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither any Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct nor shall it be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, except for their own gross negligence or willful misconduct.

9. Notwithstanding anything to the contrary herein, the following provisions shall govern the Administrative Agent’s rights, powers, obligations and duties under this Agreement:

(a) Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Loan Documents, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against Administrative Agent.

(b) Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any other Loan Documents. In no event shall the Administrative Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(c) With respect to the Administrative Agent’s duties under this Agreement or any of the Loan Documents, the Administrative Agent may act through its attorneys, accountants, experts and such other professionals as the Administrative Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) Neither the Administrative Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Loan Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Loan Documents or for any failure of the Debtors or any other Person to perform their obligations hereunder and thereunder. The Administrative Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents or to inspect the properties, books or records of the Debtors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Loan Documents is true, (iii) the performance by any Person of its obligations under this Agreement or any of the Loan Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the Loan Documents.

(e) The Administrative Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Agreement or in any of the other Loan Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Loan Documents, or any order of any court or administrative agency.

10. The pledge, security interests and other Liens and the Obligation of each Debtor hereunder shall not be discharged until Payment in Full of the Secured Obligations, or as otherwise occurring upon the sale of inventory in the ordinary course of business. The pledge, security interests, and other Liens and the Obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other Obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or the Debtor or by any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including each Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.

11. Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Debtor hereby waives any defense to or limitation on its Obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

12. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s and the Lenders’ security interest in or Lien on the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing all of each Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand;

(a)

(b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Administrative Agent and the Lenders within ten (10) days after demand.

13. After there exists any Event of Default under the Credit Agreement:

(a) The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take over and collect all of any Debtor’s Receivables and all other Collateral, and to this end each Debtors hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at the Debtors’ expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or Proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in Relief Proceeding or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill each Debtor’s obligations to the Administrative Agent or the Lenders under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of the Receivables and notices thereof to account debtors, (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Administrative Agent.

(b) The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c) Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the Lenders or any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Administrative Agent on behalf of itself and/or the Lenders, for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.

(d) The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Administrative Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.

14. The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product. Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the Lenders and for the benefit of any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product, and any of the Collateral or Proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 9.2.4 [Application of Proceeds] of the Credit Agreement. Each Debtor shall remain liable to the Administrative Agent and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product for and shall pay to the Administrative Agent for the benefit of itself and the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Services Product any deficiency which may remain after such sale or collection.

15. If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Administrative Agent’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.

16. Upon Payment in Full of the Secured Obligations, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Administrative Agent shall thereupon promptly return to such Debtor such of the Collateral and such other documents delivered by the Debtor or obtained by the Administrative Agent hereunder as may then be in the Administrative Agent’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17. No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

18. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

19. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Administrative Agent of any changes in the information set forth thereon.

20. Each Debtor acknowledges that the provisions hereof giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Administrative Agent access to such Debtor’s premises are intended to afford the Administrative Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Administrative Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Administrative Agent, such Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.

21. This Agreement shall be binding upon, and inure to the benefit of, the Administrative Agent, the Lenders and their respective successors and assigns, and the Debtor and each of its respective successors and assigns, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein.

22. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State excluding its rules relating to conflicts of law.

23. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York County, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Loan Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is the Borrower, with an office on the date hereof as set forth in the Credit Agreement. The Process Agent hereby accepts the appointment of Process Agent by the Debtors and agrees to act as Process Agent on behalf of the Debtors.

25. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

26. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

27. Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the representations, warranties and covenants made or given by each Debtor pursuant to this Agreement, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b) Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, prior to the Discharge of the Notes Obligations (as defined in the Intercreditor Agreement), any obligation of any Debtor hereunder with respect to the legending, delivery or control of any Collateral that constitutes Notes Priority Collateral (as defined in the Intercreditor Agreement), assignments or arranging for transferees of any Collateral that constitutes Notes Priority Collateral required or requested in connection with the perfection of Administrative Agent’s Liens, and with respect to any requirements to hold amounts paid with respect to Notes Priority Collateral in trust shall be deemed to be satisfied if such Debtor legends, assigns, arranges for transferees, delivers, or provides control of such Notes Priority Collateral to the Notes Agent (as defined in the Intercreditor Agreement, who shall possess or control such Collateral for the benefit of the Noteholders in accordance with the Intercreditor Agreement), or pays such amounts to the Notes Agent to be held in trust, in each case, in accordance with the requirements of the corresponding provision of the applicable documents governing the Notes Obligations. Debtor shall not be required to take any action that conflicts with or is prohibited by any provision of the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 3 TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth with the intention that this Agreement constitutes a sealed instrument.

DEBTORS:

ARMSTRONG ENERGY, INC.

By:	J. Richard Gist
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

ARMSTRONG COAL COMPANY, INC.

By:	J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG ENERGY HOLDINGS, INC.

By:	J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

ARMSTRONG AIR, LLC

By:	J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 2 OF 3 TO SECURITY AGREEMENT]

WESTERN LAND COMPANY, LLC

By:	/s/ J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

WESTERN DIAMOND LLC

By:	/s/ J. Richard Gist
Name:	J. Richard Gist
Title:	Authorized Person

[SIGNATURE PAGE 3 OF 3 TO SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

SCHEDULE A

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SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Energy, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Energy, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4222070.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

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SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Coal Company, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Coal Company, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4254343.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

Union County, Kentucky

Webster County, Kentucky

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Energy Holdings, Inc. (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Energy Holdings, Inc. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: corporation.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 4259165.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Air, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Armstrong Air, LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 5017358

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is known as the 2005 Cessna Citation XLS, serial number 560-5596, to be located at a designated hanger within the Spirit of St. Louis Airport, Chesterfield, Missouri.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below: N/A.

8. All of the Debtor’s real property is located in the following counties: N/A.

SCHEDULE A

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SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Western Land Company, LLC (the “Debtor”) is located at: 407 Brown Road, Madisonville, Kentucky 42431.

2. The Debtor’s true and full name is as follows: Western Land Company, LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Kentucky.

5. The Debtor’s organization ID # (if any exists) is as follows: 0648177.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the corporate office located at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Western Diamond LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105.

2. The Debtor’s true and full name is as follows: Western Diamond LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Nevada.

5. The Debtor’s organization ID # (if any exists) is as follows: E0580292006-4.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the mining operations in Muhlenberg County, Ohio County, Union County and/or Webster County, Kentucky, or at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the mine office located at 407 Brown Road, Madisonville, Kentucky 42431.

8. All of the Debtor’s real property is located in the following counties:

Muhlenberg County, Kentucky

Ohio County, Kentucky

SCHEDULE B

TO

SECURITY AGREEMENT)

Commercial Tort Claims

Armstrong Coal Co., Inc. & Armstrong Fabricators, Inc. v. Reuben Shemwell (Case No. 12-CI-00397). Claim for wrongful use of civil proceedings against Reuben Shemwell for filing false claims with MSHA.